UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2006 (January 18, 2006)
Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)
(615) 263-3000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-4.1 INDENTURE
EX-4.2 SUPPLEMENTAL INDENTURE
EX-5.1 OPINION OF BASS, BERRY & SIMS PLC
EX-5.2 OPINION OF MILES & STOCKBRIDGE, P.C.
EX-10.1 UNDERWRITING AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.
On January 18, 2006, Corrections Corporation of America (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Lehman Brothers Inc., and Wachovia Capital Markets, LLC, as representatives of the several underwriters listed therein (the “Underwriters”), to sell $150.0 million aggregate principal amount of its 6.75% senior notes due 2014 (the “Notes”), which were registered with the Securities and Exchange Commission under an automatically effective shelf registration statement (the “Registration Statement”) on Form S-3 (333-131072) filed on January 17, 2006 (the “Offering”). The sale of the Notes to the Underwriters was completed on January 23, 2006.
The aggregate net proceeds received by the Company from the sale of the Notes were $146.7 million after deducting the Underwriters’ discount and other Offering expenses. The Company plans to use the net proceeds of the Offering to prepay approximately $139.0 million in aggregate principal amount of the Company’s existing term loans under the Company’s senior secured credit facility (the “Senior Secured Credit Facility”) and to make capital expenditures.
The Company issued the Notes under an Indenture and a First Supplemental Indenture, each dated January 23, 2006, among the Company, certain subsidiary guarantors (the “Guarantors”) and U.S. Bank National Association, as Trustee (the “Indenture”).
The Notes are unsecured senior obligations of the Company, rank equally in right of payment with the Company’s existing and future unsecured senior debt and rank senior in right of payment to all of the Company’s existing and future subordinated debt. The Notes are effectively subordinated to the Company’s senior secured debt to the extent of the value of the assets securing such indebtedness. The Notes are guaranteed on a senior secured basis by the Guarantors.
Interest on the Notes accrues at the rate of 6.75% per annum and is payable semi-annually in arrears on January 31 and July 31 of each year, commencing on July 31, 2006, and ending on the maturity date of January 31, 2014. At any time on or prior to January 31, 2009, the Company may redeem up to 35% of the aggregate principal amount of Notes using net cash proceeds of certain equity offerings provided that at least 65% of the aggregate principal amount of the Notes remains outstanding after such redemption. Beginning on January 31, 2010, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice. The redemption price for such a redemption (expressed as percentages of principal amount) is set forth below, plus accrued and unpaid interest and liquidated damages, if any, if redeemed during the twelve-month period beginning on January 31 of the years indicated below:

Year	Percentage
2010	103.3750%
2011	101.6875%
2012 and thereafter	100.0000%
The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. Upon the occurrence of a change in control (as defined in the Indenture), each holder of Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the principal amount of Notes to be repurchased, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase.
The Indenture, among other things, limits the Company’s ability and the ability of its restricted subsidiaries’, with exceptions, to (1) pay dividends or make other restricted payments; (2) incur additional debt or issue preferred stock; (3) create or permit to exist certain liens; (4) incur restrictions on the ability of certain of the Company’s subsidiaries to pay dividends or other payments; (5) consolidate, merge or transfer all or substantially all of the Company’s assets; or (6) enter into transactions with affiliates. These covenants are subject to a number of exceptions. In addition, most of the covenants will no longer be applicable if the Notes are rated investment grade by Moody’s Investor Services, Inc. or Standard & Poor’s Rating Services. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods) which include: nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
Certain of the Underwriters and their affiliates have provided, and in the future may continue to provide, investment banking, commercial banking and other financial services, including the provision of credit facilities, to the Company in the ordinary course of business for which they have received and will receive customary compensation. In addition, affiliates of some of the Underwriters are expected to be lenders under the previously announced New Revolving Credit Facility.
The Underwriting Agreement and Indenture are filed as exhibits to this Current Report on Form 8-K. The descriptions of the material terms of the Underwriting Agreement and Indenture are qualified in their entirety by reference to such exhibits. The Underwriting Agreement and Indenture are incorporated by reference into the Registration Statement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Agreement of a Registrant.
The information under Item 1.01 is incorporated herein by reference.
Item 8.01. Other Events.
In connection with the Offering, the Company is also filing certain other exhibits as part of this Current Report on Form 8-K that are to be incorporated by reference into the Registration Statement, including the Opinions of Bass, Berry & Sims PLC and Miles & Stockbridge PC, which are attached hereto as Exhibits 5.1 and 5.2, respectively, and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

4.1	Indenture, dated January 23, 2006, by and among Corrections Corporation of America, the guarantors listed therein, and U.S. Bank National Association, as Trustee.

4.2
Supplemental Indenture, dated January 23, 2006, by and among Corrections Corporation of America, the guarantors listed therein, and U.S. Bank National Association, as Trustee, providing for the issuance of the Company’s 6.75% Senior Notes due 2014.

4.3	Form of 6.75% Senior Note due 2014 (incorporated by reference to Exhibit A to Exhibit 4.2 hereof).

5.1	Opinion of Bass, Berry & Sims PLC.

5.2	Opinion of Miles & Stockbridge, P.C.

10.1
Underwriting Agreement, dated January 18, 2006, by and among Corrections Corporation of America, the guarantors listed therein, Banc of America Securities LLC, Lehman Brothers Inc., and Wachovia Capital Markets, LLC, as representatives of the several underwriters listed therein, relating to the Company’s 6.75% Senior Notes due 2014.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 24, 2006	CORRECTIONS CORPORATION OF AMERICA
	By:	/s/ Irving E. Lingo, Jr.
Irving E. Lingo, Jr.
Executive Vice President and Chief Financial Officer